Exhibit 15-B

[Letterhead of Deloitte & Touche]

Deloitte &
    Touche
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                         Suite 900                Telephone: (313) 396-3000
                         600 Renaissance Center
                         Detroit, Michigan 48243-1704


July 18, 1994

Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) and its consolidated subsidiaries for the periods ended June 30, 1994 and 1993, as indicated in our report dated July 14, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Form 10-Q for the quarter ended June 30, 1994, is incorporated by reference in Registration Statement No. 33-50285 on Form S-3 and Registration Statement No. 33-52421 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche